Exhibit 99.1

Civista Bancshares, Inc. Announces Third Quarter Earnings Release Date

Sandusky, Ohio, October 4, 2019 /PRNewswire/ – Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced today that it will issue its third quarter 2019 financial results prior to market open on Friday, October 25, 2019.

Civista Bancshares, Inc. will also host a conference call and webcast at 1:00 p.m. Eastern Time on Friday, October 25, 2019 to discuss its financial results. Analysts may participate in the question-and-answer session.

Conference Call, Replay and Webcast Information:

Date:	Friday, October 25, 2019
Time:	1:00 p.m. Eastern Time

Telephone Access: (855) 238-2712; ask to be joined into the Civista Bancshares, Inc. Third Quarter 2019 Earnings call.

Webcast Access: A live webcast will be available on the Webcasts and Presentations page in the Company’s website. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About Civista Bancshares, Inc.:

Civista Bancshares, Inc. is a $2.2 billion financial holding company headquartered in Sandusky, Ohio. Civista’s banking subsidiary, Civista Bank, operates 38 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky. Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Civista’s depository shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”. This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission.

CONTACTS: Richard J. Dutton SVP, Operations, at rjdutton@civb.com or (419) 626-7351.

Source: Civista Bancshares, Inc.